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                                                                   Exhibit 10.11

                              AMENDMENT OF LICENSE

         Made and signed on August 8, 1992 in Ramat-Gan

Between:      BAR ILAN UNIVERSITY
              (hereinafter: "The University") on the one part

And:          THE ISRAEL AIRCRAFT INDUSTRY LTD.
              Registered Company No. 52-0027194
              (hereinafter: "IAI") on the second part

And:          MEDIS EL
              Registered Company No. ______________
              (hereinafter: "Medis El") on the third part

WHEREAS: On October 17, 1991 an agreement was signed between The University and IAI regarding the project of Sitoscan (Seiscan) (hereinafter:
              "The Original Agreement");

AND WHEREAS:  the parties wish to make amendments and/or additional to the
              Original Agreement;


               THEREFORE IT WAS AGREED AND STIPULATED AS FOLLOWS:

1.       IAI represents as follows:

         Cellscan Diagnostics Inc. (hereinafter: "CDI") and IAI founded a jointly-owned company by the name of Medis Inc. incorporated in the United States; Medis Inc. founded Medis El Ltd., registered in Israel, which is 100%-owned by Medis Inc.

2. The rights and obligations of IAI towards Bar-Ilan University were all assigned to Medis El with the University's consent, and "Medis El" will replace "IAI" or "the corporation" wherever these expressions appear in the Original Agreement.

3. Medis Inc. undertook to invest the sum of $4.3 million in Medis El during the years 1992-1994, with $1.0 million of said sum to be invested in Medis El immediately upon the closing of the agreement, in order to enable Medis El to meet all its obligations and to allow the company to conduct its current operations.

4. A 5-member Board of Directors was appointed for Medis El. Mr. Moshe Or-Tas was appointed as Chairman of the Board of Directors. Other members on behalf of IAI are Mr. Shauel Faratz, Deputy General Manager
         - Finance of IAI, and Mr. Yaakov Becker, Manager of Tamam.

         Members on behalf of CDI are Mr. R. Lifton, Mr. H. Weingrow and Mr. Amos Eiran.

5. In accordance with the agreement, Medis El submitted an application for grants and loans to the Investment Center under the Law for Encouragement of Capital Investments, and
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         the application is being handled by the Investment Center. The application was submitted in order to expand the company's capital base.

6.       CHANGE IN PERCENTAGE OF ROYALTIES/PROFITS   (Clause 8.3)

         We agree to add to the abovementioned Agreement the following change by the addition of the following paragraph at the end of Clause 8.3 of the Agreement.

         "Notwithstanding the contents of Clauses 8.1 to 8.3 above, within ninety days from the date on which the University serves a notice on IAI or the Joint Venture in regard to its desire to start receiving royalties on sales of Site-o-Scan in accordance with Clause 8.1, IAI or the Joint Venture will be entitled to notify the University in writing of its desire to revoke the provisions of Clause 8.3 of the Agreement.

         Should IAI or the Corporation have given a notice of cancellation of the provisions of Clause 8.3 of the Agreement within the aforesaid time period, this clause will be null and void from that time onwards, but the percentage royalties and the amounts to which the University will be entitled under Clauses 8.2 and 8.4 of this Agreement, the due date for payment of which to the University commences from the date of the notice and onwards, will be altered to the following percentages:-

         In Clause 8.2 the percentage of 5% will be changed to 6.5%, and the figure of 3% will be changed to 4.5% while in Clause 8.4 the percentage of 2% will be changed to 3.5%.

7.       LEGAL CLAIMS

         At the end of Clause 14.4 to the Original Agreement, the following clause shall be added:

                  14.4.1. If IAI or the Joint Venture shall request, because of legal requirements in any jurisdiction, that the University become a party to any legal proceeding based on a cause of action set out in Section 14.4 of the Agreement, the University shall agree to such request.

                           In any case in which the University shall be made a party, either as plaintiff or as defendant, as set out above, the additional pecuniary legal expenses occasioned by its joinder tot he proceedings shall be borne by IAI or the Corporation.

                           The results of the proceedings (as opposed to the expenses of the proceedings as set out above) will be subject to the precise wording of the provisions of sections 14.3 and 14.4 of the Agreement.

                           In all other cases the expenses and results of any proceeding shall be subject to the precise wording of the provisions of Sections 14.3 and 14.4 of the Agreement.


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8.       INSURANCE DUE TO THE WARRANTY OF PRODUCT

         A new paragraph 15, set out below, shall be added to the original Agreement, and Sections 15-21 shall be renumbered 16-22.

                  15. IAI and/or the Corporation shall use their best efforts to add the University, its researchers and its subsidiary carrying out the research to the insurance policies insuring Medis El Ltd. and/or IAI and/or the Joint Venture against products liability respecting the "Sitoscan System," as additional insureds under the policies enjoying the same coverage, at no cost or expenses to said additional insureds, provided that the additional cost of adding the said additional insureds will not be material as a percentage of the premium for insuring IAI and/or the Joint Venture and/or Medis El. In all cases Medis El shall notify the University and bring to its attention all the particulars connected with the insurance as soon as it receives them and before signing the insurance policies, and shall deliver copies of the policies to the University.

9.       RESPONSIBILITY CLAUSE

         It is agreed that despite the assignment to Medis El of all IAI's rights and obligations towards Bar-Ilan University, IAI shall remain responsible for the obligations of Medis El to a maximum of 50% only, and CDI company which is duly registered in the United States, and which is controlled by Mr. R. Lifton and Mr. H. Weingrow, shall also be responsible for the obligations of Medis El to a maximum of 50%. CDI's responsibility as set out above is corporate responsibility only, and does not relate to any of its directors or shareholders. The responsibilities of IAI and of CDI are not dependent one upon the other.

10. Medis El Ltd. hereby confirms that it has taken upon itself all the undertakings of the Aircraft Industry under the Original Agreement as amended.

11.      AUTHORITY

         The undersigned of this document in the name of the parties to the Agreement hereby declare that they are authorized to sign this document and that their signatures obligate the bodies in whose name they have signed.

12. In any event that there is non-suitability between the provisions of this document and the provisions of the original agreement (License) the provision of this document shall prevail.

                   CONFIRMED AND SIGNED BY THE PARTIES HERETO:


/s/                                 /s/
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Medis El Ltd.                       I.A.I - Israel Aircraft Industries


/s/
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Bar Ilan University


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BAR ILAN REQUESTS THE ADDITION TO THE ADDITION TO THE ORIGINAL AGREEMENT DATED
17.10.1993 BETWEEN IAI AND BAR-ILAN UNIVERSITY OF THE FOLLOWING THREE SECTIONS:

A good faith decision with respect to the following three sections will be made not later than the end of November 1992, by Mr. Ortas, Professor Eckstein and Mr. Lifton and their decision will bind all the parties:

1. All the rights that the University transferred to Medis El under the Original Agreement will automatically terminate if Medis El enters winding-up proceedings or receivership, or if a temporary or permanent receiver or liquidator is appointed for it, or if it shall cease its commercial activity or if the investment funds specified in the agreement between IAI and CDI are not transferred to it on the dates specified in said agreement.

2. The University shall have the right to rescind the Original Agreement if it is breached by Medis El and if the breach is not cured within a specified period of time (e.g. 60 days) after the day on which a warning is given, and the rights will revert to Bar-Ilan without any payment of any kind whatever, except for what already was determined in that respect in Section 12.4 of the Original Agreement.

3. Medis El shall be prohibited from taking any action to interfere with reversion of the rights to Bar-Ilan University in the event of rescission of the agreement or its termination.

                   WE THE UNDERSIGNED, AGREE TO THE AFORESAID:


/s/                                         /s/
------------------------------------        ------------------------------------
Bar Ilan University                         I.A.I.


/s/                                         /s/ Robert K. Lifton
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Medis El                                    C.D.I. INC.


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